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                                PROMISSORY NOTE


$2,500,000                                                      November 7, 2000


        FOR VALUE RECEIVED, Marketing Specialists Corporation, a Delaware corporation (the "Borrower"), hereby promises to pay on demand (subject to paragraph 2 below) to the order of MS Acquisition Ltd. (the "Lender") or its assigns, in U.S. dollars, in immediately available funds, the sum principal amount of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00), with interest thereon as provided below, at such location as the Lender may designate.

        1.      INTEREST.

                (a) The unpaid principal balance of this Note, along with any accrued and unpaid interest, will bear interest at a fluctuating rate equal to the "Floating Rate" (as hereinafter defined). The Floating Rate will be equal to the sum of (i) 2.75% (the "Interest Margin") plus (ii) the interest rate quoted as the "Prime Rate" in the Money Rates Section of the WALL STREET JOURNAL on the last business day of the immediately preceding calendar quarter. The Floating Rate will change at 12:01 a.m. on the first day of each calendar quarter to reflect any changes in the interest rate quoted as the Prime Rate in the Money Rates Section of the WALL STREET JOURNAL. If more than one Prime Rate is published, the Prime Rate to be used in calculating the Floating Rate will be the lowest published Prime Rate. If the Prime Rate is no longer published in the WALL STREET JOURNAL, Lender will choose a new comparable, independently published interest rate index based upon a comparable survey of bank published rates and will provide Borrower with notice of this choice. For the purpose of computing interest on the debt evidenced hereby, interest shall be calculated on the basis of a year consisting of three hundred sixty-five (365) days and shall be charged on the basis of the actual number of calendar days elapsed.

                (b) Subject to the terms of Section 9 of this Note, interest shall be payable in arrears quarterly, commencing on December 31, 2000 and continuing on the final day of each successive calendar quarter until all amounts due hereunder shall have been repaid in full.

                (c) Following the occurrence and during the continuance of any period during which default rates of interest are being charged under the First Union Facility and the Chase Facility (as each such term is defined below), the Lender may, at its discretion, increase the Interest Margin by two percentage points if Borrower fails to pay any interest payable hereunder when due or fails to comply with all covenants and requirements set forth in (i) the Second Amended and Restated Credit Agreement, dated as of March 30, 2000, by and among the Borrower, the Lenders named therein and First Union National Bank, as Agent for the Lenders (as the same may be amended, restated, refinanced, supplemented or otherwise modified from time to time, the "First Union Facility"); (ii) the Credit Agreement, dated as of March 30, 2000, by and among the Borrower, certain of its subsidiaries, the lenders named therein and The Chase Manhattan Bank, as Agent (as the same may be amended, restated, refinanced, supplemented or otherwise modified from time to time, the "Chase Facility"); and (iii) the Indenture, dated as of December 19, 1997, among the Borrower (as successor by merger to Richmont Marketing Specialists, Inc.), the subsidiaries of the Borrower party thereto as Guarantors and The Chase Manhattan Bank (as successor-in-interest to The Chase Bank of Texas, N.A., formerly known as Texas Commerce Bank National Association) as trustee (as the same may be amended, restated, refinanced, supplemented or otherwise modified from time to time, the "Indenture"). The covenants and requirements set forth in the First Union Facility, the Chase Facility and the Indenture will be referred to herein as the "Loan Covenants". Borrower's issuance to Lender of a certificate indicating compliance with such provisions will be prima facie evidence of Borrower's compliance with the Loan Covenants. Borrower will provide Lender with a certificate of compliance within 45 days following the last business day of each calendar quarter during the year and within 120 days following the last business day of the calendar year.

        (d) Notwithstanding anything in this Note to the contrary, the Floating Rate will never exceed the maximum nonusurious interest rate allowed by applicable law.

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        2.      REPAYMENT.

                (a) Subject to the provisions of paragraph 9 hereof, the principal amount (or so much as may be outstanding) and all accrued and unpaid interest thereon, shall be due and payable in full, without any offset, reduction, counterclaim, or recoupment whatsoever, in immediately available U.S. Dollars, on demand by Lender; provided, however, Borrower shall not be permitted to (i) repay the principal amount hereof on demand unless, at the time of such demand for repayment, and after giving effect thereto, (A) the Aggregate Borrowing Availability under the Chase Facility for the 30 day period prior to the payment (calculated as if such payment had been made on the first day of such period) is equal to or greater than the greater of
(1) $10,000,000 or (2) the quotient obtained by dividing by four (4) the aggregate sum of the Borrowers' (as defined in the Chase Facility) payroll (including payroll taxes) paid over the last 4 pay periods occurring immediately prior to the payment (the requirement set forth in this clause (A) is herein the "REQUIRED AVAILABILITY TEST") and (B) no default or event of default under the terms of any Senior Debt (as defined in paragraph 9 (b) hereof) of the Borrower has occurred and is continuing or (ii) repay any accrued and unpaid interest on demand unless, at the time of such demand for payment, and after giving effect thereto, no default or event of default under the terms of any Senior Debt of the Borrower has occurred and is continuing; provided further, that failure by the Borrower to repay upon demand any amount hereunder by reason of the previous proviso shall not relieve Borrower of its obligations to repay amounts owing hereunder.

                (b) Notwithstanding the provisos contained in the final sentence of paragraph (a), but subject to the provisions of paragraph 9 hereof, all unpaid principal and interest on this Note shall become immediately due and payable, without presentment, demand or notice of any kind (x) upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Borrower or (y) on the second anniversary of the date of this Note.

                (c) Prepayment of all or part of this Note may be made at any time without penalty; provided, however, Borrower shall not be permitted to prepay any amount owing hereunder unless, at the time of such prepayment, and after giving effect thereto, (i) the Borrower shall have satisfied the Required Availability Test and (ii) no default or event of default under the terms of any Senior Debt of the Borrower has occurred and is continuing.

        3. COSTS OF COLLECTION. In the event counsel is employed by the Lender to enforce the provisions of this Note, or any of the Documents, Borrower shall pay upon demand all reasonable attorneys' fees so incurred by Lender, and all other costs and expenses connected with such enforcement.

        4. APPLICATION OF PAYMENTS. All payments received shall be applied as follows: first, to the Lender's costs of collection (including, without limitation, reasonable attorneys' fees and expenses), if any; second, to accrued and unpaid interest; and third, to the reduction of principal.

        5. NOTICES. All notices and demands for payment hereunder shall be given in writing and shall be effective (a) when personally delivered or when transmitted by telecopy; (b) three (3) days after being mailed by first class or certified or registered mail, with proper postage prepaid or (c) one
(1) business day after being delivered to an established overnight delivery service, with costs for "next day" delivery prepaid, addressed in any such case, if to the Borrower at 17855 North Dallas Parkway, Dallas, Texas 75287, and if addressed to the Lender at MS Acquisition Ltd. 16251 Dallas Parkway, 7th Floor, Addison, Texas 75001, or in either case to such other address as such party may from time to time designate to the other by like written notice given at least ten (10) days prior to the date such change becomes effective.

        6. SUCCESSORS AND ASSIGNS. This Note shall apply to and bind the Borrower and the Lender and each of their respective successors and assigns.

        7. ENTIRE AGREEMENT. This Note represents the entire agreement between Borrower and Lender as to this matter and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between Borrower and Lender related to the subject matter of this Note.

        8. GOVERNING LAW. For convenience, notwithstanding any forum in which this Note may be considered, the parties agree that the validity and construction of this Note and all matters pertaining thereto are to


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be determined and construed according to the laws of the State of Texas and the Borrower consents to the jurisdiction of the courts of competent jurisdiction sitting in Dallas County, Texas.

        9.      SUBORDINATION.

                (a) This Note is and at all times hereafter will be junior and subordinate in right of payment and exercise of remedies to the indefeasible prior payment in full in cash of all obligations owed in respect of the Senior Debt. The subordination of the obligations under this Note is for the benefit of all holders of Senior Debt from time to time, whether such Senior Debt is outstanding on the date hereof or incurred, created or arising hereafter. Upon the occurrence and during the continuance of any default or event of default under any Senior Debt, Borrower will have no obligation to make, and the Lender will not accept or receive or take any action to collect, any payment of any portion of the obligations under this Note until all obligations with respect to such Senior Debt have been indefeasibly discharged in full in cash. Borrower will have no obligation to make, and the Lender will not accept or receive or take any action to collect, any payment of any portion of the principal amount of the obligations under this Note unless at the time such amount is paid to the Lender, and after giving effect thereto, the Borrower shall have satisfied the Required Availability Test. Should any payment, distribution, security, or proceeds thereof be received by the Lender contrary to the terms hereof, the Lender shall immediately deliver the same to the holders of the Senior Debt in precisely the form received (except for endorsement or assignment of such Lender where necessary), for application on or to secure the Senior Debt, whether it is due or not due, and until so delivered the same shall be held in trust by the Lender as property of the holders of the Senior Debt. Nothing in this section shall prohibit the Lender from receiving and retaining: (i) principal amounts due to the Lender hereunder, provided that at the time such amount is paid to the Lender, and after giving effect thereto, (A) the Borrower shall have satisfied the Required Availability Test and (B) no default or event of default under the terms of any Senior Debt of the Borrower has occurred and is continuing; or (ii) interest amounts paid to the Lender hereunder, provided that at the time such amount is paid to the Lender, and after giving effect thereto, no default or event of default under the terms of any Senior Debt of the Borrower has occurred and is continuing.

                (b) For purposes hereof, "Senior Debt" means (i) all indebtedness and obligations of the Borrower in favor of any bank, trust company, insurance company or other institutional lender providing financing to the Borrower under the First Union Facility and all Senior Obligations as defined in the First Union Facility and (ii) all indebtedness and obligations of the Borrower in favor of any bank, trust company, insurance company or other institutional lender providing financing to the Borrower under the Chase Facility.

        10. LIMITATIONS ON INTEREST. It is the intention of the parties hereto to comply with all applicable usury laws, whether now existing or hereinafter enacted. Accordingly, notwithstanding any provision to the contrary in this Note or any other document evidencing, securing, guaranteeing or otherwise pertaining to indebtedness of the Borrower to the Lender, in no contingency or event whatsoever, whether by acceleration of the maturity of the indebtedness of the Borrower to the Lender or otherwise, shall the interest contracted for, charged or received by the Lender exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision of this Note or any other document evidencing, securing, guaranteeing or otherwise pertaining to indebtedness of the Borrower to the Lender, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Lender shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing, guaranteeing or otherwise pertaining to indebtedness of the Borrower to the Lender or otherwise in an amount that would exceed the highest lawful amount, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing in connection with this Note or on account of any other indebtedness of the Borrower to the Lender, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal owing in connection with this Note and such indebtedness, such excess shall be refunded to the Borrower. In determining whether or not the interest paid or payable with respect to indebtedness of the Borrower to the Lender, under any specific contingency, exceeds the maximum nonusurious rate permitted under applicable law, the Borrower and the Lender shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by law. The terms and provisions of this paragraph shall control and supersede any other conflicting provision of this Note.


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        IN WITNESS WHEREOF, the Borrower has executed this Note on the date first written above.

                                        MARKETING SPECIALISTS CORPORATION


                                        By:
                                            -----------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                  -----------------------------

WITNESS:

-----------------------------------
Name:
     ------------------------------



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